Exhibit T3A.89

COMMONWEALTH OF PENNSYLVANIA

DEPARTMENT OF STATE

CORPORATION BUREAU

206 NORTH OFFICE BUILDING

P. O. BOX 8722

HARRISBURG, PA 17105-8722

WWW.DOS.STATE.PA.US/CORPS

CBL / MONROEVILLE EXPANSION III, LLC

THE CORPORATION BUREAU IS HAPPY TO SEND YOU YOUR FILED DOCUMENT. PLEASE NOTE THE FILE DATE AND THE SIGNATURE OF THE SECRETARY OF THE COMMONWEALTH. THE CORPORATION BUREAU IS HERE TO SERVE YOU AND WANTS TO THANK YOU FOR DOING BUSINESS IN PENNSYLVANIA.

IF YOU HAVE ANY QUESTIONS PERTAINING TO THE CORPORATION BUREAU, PLEASE VISIT OUR WEB SITE LOCATED AT WWW.DOS.STATE.PA.US/CORPS OR PLEASE CALL OUR MAIN INFORMATION TELEPHONE NUMBER (717)787-1057. FOR ADDITIONAL INFORMATION REGARDING BUSINESS AND / OR UCC FILINGS, PLEASE VISIT OUR ONLINE “SEARCHABLE DATABASE” LOCATED ON OUR WEB SITE.

                 ENTITY NUMBER : 3231766

         MICROFILM NUMBER : 2004061

  MICROFILM START - END : 481 - 482

CSC NETWORK

COUNTER

  PA

200406 1 - 481

PENNSYLVANIA DEPARTMENT OF STATE CORPORATION BUREAU

Entity Number 3231766	Certificate of Organization Domestic Limited Liability Company (15 Pa.C.S. § 8913)

Name	Document will be returned to the name and address you enter to the left. ï

Address

City State Zip Code

Fee: $125	Filed in the Department of State on JUN 23 2004

Secretary of the Commonwealth

In compliance with the requirements of 15 Pa.C.S. § 8913 (relating to certificate of organization), the undersigned desiring to organize a limited liability company, hereby certifies that:

1. The name of the limited liability company (designator is required, i.e., “company”, “limited” or “limited liability company” or abbreviation): CBL/Monroeville Expansion III, LLC

2.  The (a) address of the limited liability company’s initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) Number and Street                            City                                 State                         Zip                            County

(b) Name of Commercial Registered Office Provider County c/o: Corporation Service Company Dauphin

3. The name and address, including street and number, if any, of each organizer is (all organizers must sign on page 2):

Name	Address
Jeffery V. Curry	CBL Center, Suite 210, 2030 Hamilton Place Blvd.

Chattanooga, Tennessee 37421

200406 1 - 482

DSCB: 15-8913-2

4. Strike out if inapplicable term ~~A member’s interest in the company is to be evidenced by a certificate of membership interest.~~

5. Strike out if inapplicable: Management of the company is vested in a manager or managers.

6. The specified effective date, if any is: month date year hour, if any

7. Strike out if inapplicable: ~~The company is a restricted professional company organized to rendor the following restricted professional service(s):~~

8. For additional provisions of the certificate, if any, attach an 8 1⁄2 x 11 sheet.

IN TESTIMONY WHEREOF, the organizer(s) has (have) signed this Certificate of Organization this

22nd day of June, 2004.

/s/ Jeffery V. Curry
Signature

Jeffery V. Curry, Organizer
Signature

Signature